SHEPPARD, MULLIN, RICHTER &and HAMPTON LLP
Don T. Hibner (SBN # 33444)
333 South Hope Street, 48th Floor
Los Angeles, CA 90071-1448
Telephone: (213) 620-1780
Fax: (213) 620-1398

JENNER & BLOCK, LLC
Donald R. Harris
Daniel J. Hurtado
One IBM Plaza
Chicago, IL 60611-09350
Telephone: (312) 222-9350
Fax: (312) 840-7645

Attorneys for Plaintiff
NOVAMONT S.p.A.

UNITED STATES DISTRICT COURT
FOR THE CENTRAL DISTRICT OF CALIFORNIA

NOVAMONT S.p.A.,                            )       Case No. CV-00-3759 MRP
                                            )
                           Plaintiff,       )       Judge Mariana R. Pfaelzer
         v.                                 )
                                            )       STIPULATION FOR DISMISSAL
EARTHSHELL CORPORATION,                     )       WITH PREJUDICE OF
                                            )       COMPLIANT AND
                           Defendant        )       COUNTERCLIAMS
                                            )
                                            )
                                            )

        In accordance with Rule 41(a) and (c) of the Federal Rules of Civil Procedure, plaintiff Novamont S.p.A. (“Novamont”) and defendant EarthShell Corporation (“EarthShell”), by and through their attorneys, hereby stipulate as follows:

         1.    All claims, affirmative defenses and counterclaims in the above-captioned matter have been voluntarily settled by the parties.

         2.    Accordingly, the parties agree that all counts of Novamont’s Complaint against EarthShell in the above-captioned matter shall be dismissed in their entirety with prejudice.

         3.     The parties further agree that all of EarthShell’s affirmative defenses and all counts of EarthShell’s Amended Counterclaim against Novamont in the above-captioned matter shall be dismissed in their entirety without prejudice.

        4.     Novamont and EarthShell each shall bear their own attorneys’ fees and costs with respect to the foregoing dismissed counts, affirmative defenses and counterclaims.

         5.     This stipulation may be executed in counterparts, each of which, when combined, shall constitute one and the same instrument.

Dated:  August 1, 2001            JENNER & BLOCK, LLC
                                         SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

                                          /s/ DONALD R. HARRIS
                                          _____________________________
                                          Donald R. Harris
                                          Attorneys for Plaintiff
                                          Novamont S.p.A.

Dated: July 27, 2001              WORKMAN, NYDEGGER & SEELEY
                                          MORRISON & FOERSTER LLP

                                           /s/ LARRY R. LAYCOCK
                                           _____________________________
                                           Larry R. Laycock
                                           Attorneys for Defendant
                                           EarthShell Corporation

IT IS SO ORDERED:

Dated:                                    _____________________________
                                           The Honorable Mariana R. Pfaelzer
                                           United States District Judge